UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2025

Tompkins Financial Corporation

(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

118 E. Seneca Street,	PO Box 460,	Ithaca	New York	14851
(Address of Principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code	(888)	503-5753

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	TMP	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On October 31, 2025, Tompkins Financial Corporation (the “Company”), Tompkins Insurance Agencies, Inc. (“TIA”), a wholly-owned subsidiary of the Company, and Arthur J. Gallagher Risk Management Services, LLC, an affiliate of Arthur J. Gallagher & Co. (collectively, “Gallagher”) entered into a definitive stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company sold all of the issued and outstanding shares of capital stock of TIA to Gallagher for a purchase price of $223,000,000, subject to customary adjustments for net working capital, indebtedness, cash and transaction expenses as set forth in the Purchase Agreement (the “Transaction”).

TIA, which has been a part of the Company since 2001, operates as an independent insurance broker providing commercial, personal and employee benefits products and services.

The Purchase Agreement contains customary representation and warranties regarding the Company and TIA, supported by a “buyer’s” representations and warranties insurance policy. Gallagher’s recourse against the Company for post-closing indemnification claims is capped under the Purchase Agreement at $557,500, subject to customary exceptions. Additionally, the Company and Gallagher have agreed to certain covenants and agreements in the Purchase Agreement, including, among others, that for a period of five (5) years, subject to certain limited exceptions, the Company and its affiliates will not engage in a business that is competitive with TIA’s business.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and Transaction is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

In connection with the Transaction, as of October 31, 2025, David S. Boyce, President and Chief Executive Officer of TIA, is no longer employed by a subsidiary of the Company. As described further below, the Company amended certain of Mr. Boyce’s compensation agreements and entered into new compensatory arrangements with Mr. Boyce.

Mr. Boyce is a participant in the Amended and Restated Officer Group Term Replacement Plan, as amended (the “Group Term Plan”), pursuant to which he is eligible for certain life insurance benefits upon death based on his age at termination. Because Mr. Boyce will reach age 59 shortly after the closing of the Transaction, the Company has agreed to amend the Group Term Plan such that Mr. Boyce’s benefits under the Group Term Plan will be calculated as if he had reached age 59 as of the closing date of the Transaction, which will entitle his beneficiaries to death benefits equal to 1.6 times his base salary.

Mr. Boyce is a party to the Amended and Restated Supplemental Executive Retirement Agreement and the Supplemental Executive Retirement Agreement (the “SERPs”). Pursuant to the terms of the SERPs, the Company has frozen his years of service and earnings for purposes of benefit accrual under the SERPs as of the date of the closing of the Transaction.

The Company has agreed to provide TIA employees, including Mr. Boyce, who hold restricted stock awarded under the Tompkins Financial Corporation 2019 Equity Plan with a cash payment equal to the fair market value of the unvested shares that are being forfeited in connection with the Transaction. The fair market value of the shares will be based on the closing price of the Company’s common stock immediately prior to the closing date of the Transaction, unless such price is more than 10% higher or lower than the average closing price of the Tompkins Financial Corporation common stock during the five trading days prior to the closing date of the Transaction, in which case the value shall be based on such average.

In recognition of their efforts in connection with the Transaction, the Company has entered into a retention agreement with Mr. Boyce and other TIA employees. Under his retention agreement, Mr. Boyce will receive a cash payment of $500,000 in two installments as follows: 2/3 upon closing of the Transaction and 1/3 on the one-year anniversary of the closing of the Transaction, provided he remains employed by TIA or its successor through such date.

In addition, the Company is providing certain TIA employees with a discretionary cash bonus. Mr. Boyce will receive a discretionary cash bonus of $74,638.

Item 7.01

On November 3, 2025, the Company issued a press release announcing the Purchase Agreement and the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is being furnished and not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and shall not be subject to the liabilities under that Section and nor be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On November 3, 2025, the Company sold $565.0 million of available-for-sale debt securities with an average book yield of 1.56%, resulting in an pre-tax loss of approximately $79.5 million, and reinvested in $565.0 million of debt securities with an estimated average book yield of 4.52%.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this Report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms, and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting public companies, banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; changes in supervisory and regulatory scrutiny of financial institutions, technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the geographic concentration of our business; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including potential market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including continuing or increasing hostilities in the Middle East and the war in Ukraine), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises; and the related financial stress on borrowers and changes to customer behavior and credit risk as a result of any of the foregoing. The Company does not undertake any obligation to update its forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transaction and related notes thereto are attached as Exhibit 99.2 and incorporated herein by reference.
(c)	Not applicable.
(d)	Exhibits. The following exhibits are furnished or filed with this report, as applicable:

EXHIBIT INDEX

Exhibit No.        Description

2.1    Stock Purchase Agreement, dated as of October 31, 2025, by and among Tompkins Financial Corporation, Tompkins Insurance Agencies, Inc. and Arthur J. Gallagher Risk Management Services, LLC
99.1    Press Release, dated November 3, 2025
99.2    Unaudited Pro Forma Consolidated Financial Statements
104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            TOMPKINS FINANCIAL CORPORATION

Date: November 3, 2025         /s/ Stephen S. Romaine
             Stephen S. Romaine
             President and CEO